                                                                   EXHIBIT 10.23


                              EMPLOYEE AGREEMENT


                                    BETWEEN



                              TELECORP PCS, INC.



                                      AND



                                 JULIE DOBSON
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                               Table of Contents

 1.  Definitions...............................................................  1
 2.  Duties....................................................................  1
 3.  Compensation..............................................................  2
 4.  Accrued Benefits..........................................................  2
 5.  Death.....................................................................  2
 6.  Termination for Cause/Voluntary Termination...............................  3
 7.  Termination Giving Rise to a Termination Payment..........................  3
 8.  Confidential Information..................................................  3
 9.  Covenant Not to Compete/Non-Solicitation/Limitation on Public Statements..  3
10.  Employee Representations..................................................  4
11.  Amendment.................................................................  4
12.  Governing Law.............................................................  4
13.  Notice....................................................................  4

                              EMPLOYEE AGREEMENT
                              ------------------

          AGREEMENT, made and entered into as of this 17/th/ day of July, 1998, by and between TeleCorp PCS, Inc., a Delaware corporation (the "Company"), and Julie Dobson, residing at 5 Chestnut Glen Court, Mendham, New Jersey 07945 (hereinafter called the "Executive").

                              W I T N E S E T H:
                              - - - - - - - - -

          WHEREAS, the Company desires to employ Executive as an employee-at-will to serve as Chief Operating Officer, and the Executive desires to be employed at will by the Company as Chief Operating Officer;

          NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements hereinafter contained, the parties do hereby mutually covenant and agree as follows:

          1.   Definitions.
               -----------

          (a)  Person.  For the purposes of this Agreement, "Person" shall mean
               ------
any individual, partnership, joint venture, association, trust, corporation, limited liability company or other entity.

          (b)  Cause.  "Cause" for termination by the Company of the Executive's
               -----
employment shall, for purposes of this Agreement, be limited to (i) the Executive's engaging in misconduct which has caused demonstrable and serious injury to the Company, financial or otherwise, or to the Company's reputation;
(ii) conviction of a felony or misdemeanor as evidenced by a judgment, order, or decree of a court of competent jurisdiction; (iii) failure to comply with the directions of the Board of Directors or neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless such duties or responsibilities are significantly changed without the Executive's consent); or
(iv) for any violation by Executive of this Agreement or of any agreement by and among the Company and the Executive relating to Executive's participation in the TeleCorp PCS, Inc. 1998 Restricted Stock Plan.

          (c)  Termination Date.  For purposes of this Agreement, "Termination
               ----------------
Date" shall mean the date on which the Executive ceases to be employed by the Company for any reason, including without limitation, death, termination or resignation.

          2.   Duties.  For so long as Executive is employed by the Company, the
               ------
Executive shall hold the position of Chief Operating Officer of the Company and shall devote her full working time and attention to the performance of her duties hereunder but nothing in this Agreement shall preclude the Executive from
(i) participating in charitable and community activities or (ii) subject to prior approval of the Board of Directors of the Company, serving on the board of directors of another company, provided that in each case such activities or services do not materially interfere with the regular performance of her duties and responsibilities under this Agreement. For so long as Executive is employed by the Company, the Executive agrees to use all reasonable efforts, skills and abilities to promote the Company's interests; to serve as an officer of the Company; and to perform any duties (consistent with her status) as may be assigned by the board of directors. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXECUTIVE IS AN EMPLOYEE-AT-WILL OF THE COMPANY AND HAS NO RIGHT, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, TO ANY CONTINUED EMPLOYMENT WITH THE COMPANY.

          3.   Compensation.  For so long as Executive is employed by the
               ------------
Company, the Executive shall be compensated as follows:

          (a) Executive shall receive, at such intervals and in accordance with the Company's customary payroll policies, an annual salary (the "Base Salary") of Two Hundred Fifty Thousand Dollars ($250,000) for services rendered as Chief Operating Officer of the Company;

          (b) the Executive shall be eligible to receive an annual bonus commencing on December 31, 1998 in an amount up to 50% of Executive's Base Salary for such calendar year, prorated for the number of months actually employed, as determined by the Board of Directors of the Company in its discretion, taking into consideration all relevant factors, including, without limitation, the financial performance and development of the Company and the Executive's role therein;

          (c) the Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive in the performance of her services hereunder; and

          (d) the Executive shall be included to the extent eligible thereunder in any and all plans, if any, providing general benefits to the Company's employees, including, but not limited to, group life insurance, hospitalization, disability, medical, dental, and pension, and shall be provided any and all other benefits and perquisites, if any, made available to other employees of comparable status and position, at the expense of the Company on a comparable basis.

          4.   Accrued Benefits.  For purposes of this Agreement, the
               ----------------
Executive's Accrued Benefits shall be defined as and include the following amounts, payable as described herein: (i) any and all Base Salary earned or accrued through the Termination Date; (ii) reimbursement for any and all monies advanced by the Executive without reimbursement in connection with Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date; and (iii) any and all other cash or non-cash benefits previously earned or accrued but not paid through the Termination Date.

          5.   Death.  If the Executive shall die while an employee of the
               -----
Company, the Executive's estate, heirs and beneficiaries shall receive only the Executive's Accrued Benefits through the Termination Date. All family medical benefits available to them under the

Company's benefit plans as in effect on the Termination Date shall be continued for six (6) months after the Termination Date at the Company's expense.

          6.   Termination for Cause/Voluntary Termination.  If the Executive's
               -------------------------------------------
employment is terminated for Cause, or if the Executive voluntarily terminates the Executive's employment, then the Executive shall be entitled to receive only Accrued Benefits.

          7.   Termination Giving Rise to a Termination Payment.
               ------------------------------------------------

          (a) If the Executive's employment is terminated by the Company other than for Cause, then the Executive shall be entitled to receive and the Company shall promptly pay Accrued Benefits through the Termination Date, and the Company further agrees that Executive shall be entitled to receive, and the Company hereby agrees to pay to Executive, an amount equal to twelve month's of Executive's then Base Salary (the "Termination Payment"). The Termination Payment shall be payable to the Executive at such intervals in accordance with the Company's normal payroll practices as if Executive remained in the employ of the Company.

          (b) If the Executive's employment is terminated by the Company other than for Cause and the Executive is entitled to Accrued Benefits and the Termination Payment, then the Executive shall continue to be covered at the expense of the Company by the same or equivalent hospital, medical, and dental coverage as Executive was covered by immediately prior to the Termination Date for a period of twelve months.

          8.   Confidential Information.  Executive shall during the Executive's
               ------------------------
employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company confidentially. Executive shall not, without the prior written consent of the Company, disclose such confidential material to any party, who at the time of such disclosure is not an employee or agent of the Company. For the purposes hereof, the term "confidential material" shall mean all information acquired by the Executive in the course of the Executive's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to her employment with the Company, or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company.

          9.   Covenant Not to Compete/Non-Solicitation/Limitation on Public
               -------------------------------------------------------------
Statements.  (a)  For so long as the Executive is employed by the Company and
----------
for a period of one year after the Termination Date, the Executive shall not compete, directly or indirectly, with the Company, including, without limitation, by being employed by, or being an officer or director of, or consultant to, any Person engaged in the same business then engaged in by the Company, whereby the Executive performs services, or has reporting authority for others providing services, within the Company's service area, or by being an investor (representing more than a 5% equity interest) in a Person engaged in the same business then engaged in by the Company in the Company's service area.

          (b) For so long as the Executive is employed by the Company and for a period of one year after the Termination Date, the Executive shall not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, client, supplier, consultant or employee of the Company.

          (c) For a period of one year following the Termination Date, the Executive shall limit any public statements concerning the Company to those confirming the Company's prior employment of Executive.

          (d) It is the desire and intent of the parties that the provisions of this Section 9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 9 shall be adjudicated to be invalid or unenforceable, this Section 9 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this
Section in the particular jurisdiction in which such adjudication is made.

          10.  Employee Representations.  The employee represents and warrants
               ------------------------
to the Company as follows: (i) she is not under any obligation to any Person which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance of her obligations hereunder; and
(ii) she has not disclosed and will not disclose to the Company, nor use for the Company's benefit, any confidential information or trade secrets of any prior employer or principal, unless and until such confidential information and trade secrets have become public knowledge without the employee's participation, or unless such disclosure is permitted by any agreement with such prior employer or principal.

          11.  Amendment.  The terms and provisions of this Agreement may be
               ---------
modified or amended only by written agreement executed by all parties hereto.

          12.  Governing Law.  This Agreement and the rights and obligations
               -------------
hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

          13.  Notice.  All notices, requests, consents and other communications
               ------
hereunder shall be in writing, shall be addressed to the receiving party's address set forth below

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

or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) telexed, telecopied or made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified or registered mail, return receipt requested, postage prepaid.

          If to the Company:  TeleCorp PCS, Inc.
                              1101 17/th/ Street, N.W., Suite 900
                              Washington, D.C.  20036
                              Attention:  General Counsel

          If to Executive:    c/o TeleCorp PCS, Inc.
                              1101 17/th/ Street, N.W. 9/th/ Floor
                              Washington, D.C. 20036

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if telexed, telecopied or made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next day following the day such mailing is made (or in the case that such mailing is made on Saturday, on the immediately following Monday), or (iv) if sent by certified or registered mail, on the 5th day following the time of such mailing thereof to such address (or in the case that such 5th day is a Sunday, on the immediately following Monday).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

          TELECORP PCS, INC.

          By: /s/ Gerald T. Vento
             --------------------------------
              Gerald T. Vento, CEO


          EXECUTIVE


           /s/ Julie Dobson
          -----------------------------------
          Julie Dobson

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